POWER OF ATTORNEY

Allianz Life Insurance Company of New York

I hereby constitute and appoint John P. Hite, James E. Nelson, and Doug Hodgson as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in Appendix A that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of New York pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Jasmine M. Jirele	Board Chair and Chief Executive Officer	January 4, 2024
Jasmine M. Jirele

/s/ William E Gaumond	Director, Chief Financial Officer and Treasurer	January 4, 2024
William E. Gaumond

/s/ Walter R. White	Director	January 4, 2024
Walter R. White

/s/ Eric J. Thomes	Director and President	January 4, 2024
Eric J. Thomes

/s/ Udo Frank	Director	January 4, 2024
Udo Frank

/s/ Howard E. Woolley	Director	January 6, 2024
Howard E. Woolley

/s/ Lorraine Lods	Director	January 7, 2024
Lorraine Lods

/s/ Kevin E. Walker	Director	January 4, 2024
Kevin E. Walker

Allianz NY POA – January 2024

APPENDIX A

Allianz Life Insurance Company of New York - Registered Variable Annuity Products

Allianz Life of NY Variable Account C	33 Act No.
NY VM II	33-26646
NY VM IV / Advantage	333-19699
NY Opportunity	333-75718
NY Charter II	333-105274
NY High Five	333-124767
NY Vision (legacy)	333-143195
Retirement Pro NY	333-167334
Vision NY (POS)	333-171428
Retirement Advantage NY	333-180722
Vision NY (ALIP)	333-182990
Index Advantage NY N-4	333-192949
Index Advantage NY MVP N-4	333-259866
Index Advantage+ NY N-4	333-275897

Allianz Life Insurance Co of New York	33 Act No.
Index Advantage NY S-1	333-192948
Index Advantage NY S-1 Vers. 2	333-210671
Index Advantage NY S-1 Vers. 3	333-217304
Index Advantage NY S-1 Vers. 4	333-224317
Index Advantage NY S-1 Vers. 5	333-230916
Index Advantage NY S-1 Vers. 6	333-237622
Index Advantage NY S-1 Vers. 7	333-255308
Index Advantage NY S-1 Vers. 8	333-264350
Index Advantage NY MVP S-1 (eff 1-1-23)	333-259863
Index Advantage NY MVP S-1 Vers 2	333-271303
Index Advantage+ NY S-1	333-275895

Allianz NY POA – January 2024